RailAmerica Signs Agreement to Acquire Marquette Rail

JACKSONVILLE, FL, February 1, 2012 – RailAmerica (NYSE: RA) today announced that it has signed an agreement to acquire Marquette Rail LLC (“Marquette”) for $40 million subject to final adjustments for working capital. The acquisition is subject to customary closing conditions and Surface Transportation Board approval.

Headquartered in Ludington, MI, Marquette operates 126 miles of track running from Grand Rapids, MI to Ludington and Manistee, MI. Marquette interchanges with CSXT in Grand Rapids and serves customers primarily in the chemical, pulp & paper, and non-metallics industries. Marquette hauled approximately fifteen-thousand carloads of freight during the fiscal year ended 2011.

RailAmerica President and CEO John Giles said, “We are extremely pleased to add this property to our existing Michigan rail portfolio. The acquisition of Marquette represents an attractive opportunity to invest in a high quality franchise with a solid base of revenue from large, long-term customers and drive substantial near-term growth from new developments on the line. In addition, the railroad is in close proximity to RailAmerica’s existing Michigan operations, which we expect will create significant operating efficiencies.”

For the next twelve months, RailAmerica anticipates Marquette will generate approximately $13 million in revenue, $4 million in operating income (excluding closing costs) and $2 million in depreciation and amortization. The company intends to finance the purchase using cash on hand and its revolving credit facility.

RailAmerica, Inc. owns and operates short-line and regional freight railroads in North America, operating a portfolio of 43 individual railroads with approximately 7,400 miles of track in 27 U.S. states and three Canadian provinces.

Cautionary Note Regarding Forward-Looking Statements
Certain items in this press release and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “appears,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, goodwill assessment risks, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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